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                                                                     EXHIBIT 1.1

                         ADVANCED ACCESSORY SYSTEMS, LLC

                             AAS CAPITAL CORPORATION

                                  $ 150,000,000
                          10 3/4% SENIOR NOTES DUE 2011

                               PURCHASE AGREEMENT

                                                                    May 20, 2003

DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC
c/o Deutsche Bank Securities Inc.
    31 West 52nd Street
    New York, New York 10019

Ladies and Gentlemen:

          Advanced Accessory Systems, LLC, a Delaware limited liability company (the "COMPANY"), AAS Capital Corporation, a Delaware corporation ("AASC," and together with the Company, the "ISSUERS"), and each of CHAAS Acquisitions, LLC, the direct holding company of the Company (the "PARENT"), and the other subsidiaries of Parent listed on the signature pages hereof (other than the Company and AASC, each a "SUBSIDIARY GUARANTOR" and, together with the Parent, the "GUARANTORS") hereby confirm their agreement with you (the "INITIAL PURCHASERS"), as set forth below.

          1. THE SECURITIES. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to the Initial Purchasers $150,000,000 aggregate principal amount of their 10 3/4% Senior Notes due 2011 (the "NOTES"). The Notes will be unconditionally guaranteed (collectively the "GUARANTEES") on a senior basis by each of the Guarantors. The Notes and the Guarantees are collectively referred to herein as the "Securities." The Securities are to be issued under an indenture (the "INDENTURE") to be dated as of May 23, 2003 by and among the Issuers, the Guarantors and BNY Trust Midwest Company, as Trustee (the "TRUSTEE").

          The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

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          In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated May 8, 2003 (the "PRELIMINARY MEMORANDUM") and a final offering memorandum dated May 20, 2003 (the "FINAL MEMORANDUM"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "MEMORANDUM") setting forth or including a description of the terms of the Notes, the terms of the offering of the Securities, a description of the Parent and its subsidiaries (including the Issuers) and any material developments relating to the Parent and its subsidiaries (including the Issuers) occurring after the date of the most recent historical financial statements included therein.

          The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Issuers and the Guarantors have agreed, among other things, to file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

          In connection with the offering of the Securities, the Issuers and the Guarantors will amend and restate (the "AMENDMENT") the credit agreement, dated as of April 15, 2003, by and among SportRack, LLC, Valley Industries, LLC, Brink B.V., the other persons as designated as "Credit Parties" on the signature pages thereof, the financial institutions party thereto as Lenders, including without limitation, Antares Capital Corporation, Merrill Lynch Capital, and General Electric Capital Corporation (the "CREDIT AGREEMENT").

          2. REPRESENTATIONS AND WARRANTIES. The Issuers and each of the Guarantors, jointly and severally, represent to and warrant to and agree with each of the Initial Purchasers that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) As of the Closing Date the Parent will have the issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Parent are listed in SCHEDULE 2 attached hereto (each, a "SUBSIDIARY" and collectively, the

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     "SUBSIDIARIES"); all of the outstanding shares of capital stock of the
     Subsidiaries that are corporations have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; all of the outstanding equity interests of the Parent and each Subsidiary that is a limited liability company have been, and as of the Closing Date will be, issued without any obligation to make additional capital contributions and in accordance with the applicable limited liability company law, and were not issued in violation of any preemptive or similar rights; as of the Closing Date, all of the outstanding equity interests of the Parent and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and those imposed by the Credit Agreement) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or equity interests in the Parent or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Parent does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

          (c) Each of the Issuers and the Guarantors is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation and has all requisite corporate or limited liability company power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Parent and the Subsidiaries is duly qualified to do business as a foreign corporation or partnership or limited liability company in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Parent and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

          (d) The Issuers have all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Issuers and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and le-

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     gally binding obligations of the Issuers, entitled to the benefits of the
     Indenture, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (e) Each of the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform each of its obligations under the Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes. The Guarantees, when issued, will be in the form contemplated by the Indenture. The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Guarantors and, when executed by each of the Guarantors (and when the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, are authenticated by the Trustee in accordance with the provisions of the Indenture), will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (f) Each of the Issuers and the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Issuers and each of the Guarantors and, when executed and delivered by the Issuers and the Guarantors (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers and each of the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

          (g) Each of the Issuers and the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and each of the Guarantors and,

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     when executed and delivered by the Issuers and each of the Guarantors
     (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Issuers and each of the Guarantors enforceable against the Issuers and each of the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) Each of the Issuers and the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Issuers and each of the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Issuers and each of the Guarantors. This Agreement has been duly executed and delivered by the Issuers and each of the Guarantors.

          (i) Assuming the (A) accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof and (B) execution and delivery of the Amendment by the parties thereto, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Securities to the Initial Purchasers or the consummation by the Issuers and the Guarantors of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers. Assuming execution and delivery of the Amendment by the parties thereto, none of the Parent or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational documents), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "CONTRACTS"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

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          (j)      Assuming execution and delivery of the Amendment by the
     parties thereto, the execution, delivery and performance by the Issuers and the Guarantors of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Issuers and the Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Parent or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Parent or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

          (k) The audited consolidated financial statements of the Parent and the Subsidiaries included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Parent and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. PricewaterhouseCoopers LLP (the "INDEPENDENT ACCOUNTANT") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (l) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly prepared on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

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          (m)      Except as disclosed in the Final Memorandum, there is not
     pending or, to the knowledge of the Parent or any of the Subsidiaries, threatened any action, suit, proceeding, inquiry or investigation to which the Parent or any of the Subsidiaries is a party, or to which the property or assets of the Parent or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to the Parent or any of the Subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (n) Each of the Parent and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Parent and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit, except where any nonfulfillment or nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Parent or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except, in each case, (i) as described in the Final Memorandum or (ii) where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (o) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein, (i) none of the Parent or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise), prospects or results of operations of the Parent and its Subsidiaries, taken as a whole, (ii) none of the Parent or the Subsidiaries has purchased any of its outstanding capital stock or other equity interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or other equity interests (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution

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     on, capital stock or equity interests owned by the Parent), (iii) there has been no material change in the capital stock or long-term indebtedness of the Parent or the Subsidiaries taken as a whole and (iv) there has been no event, development or occurrence that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (p) Each of the Parent and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies that the Parent or any Subsidiary is contesting in good faith and for which the Parent or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Parent or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

          (q) The statistical and market-related data included in the Final Memorandum are based on or derived from sources that the Parent and the Subsidiaries believe to be reliable and accurate.

          (r) None of the Parent, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (s) Each of the Parent and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Parent or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Parent or such Subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, and none of the Parent or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement except where the

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     failure to so own or possess any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

          (t) There are no legal or governmental proceedings involving or affecting the Parent or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

          (u) Except as set forth in the Final Memorandum or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Parent and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Parent and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, proceeding or hearing or written notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Parent or any of the Subsidiaries, threatened against the Parent or any of the Subsidiaries under any Environmental Law,
     (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Parent or any of the Subsidiaries,
     (E) none of the Parent or the Subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Parent or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or
     (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "ENVIRONMENTAL LAWS" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including,

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                                      -10-

     without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (v) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Parent or any of the Subsidiaries that is pending or, to the knowledge of the Parent or any of the Subsidiaries, threatened.

          (w) Each of the Parent and the Subsidiaries carries insurance in such amounts and covering such risks as it believes to be consistent with industry practice to protect the Parent and its Subsidiaries and their respective businesses.

          (x) Except as set forth in the Final Memorandum, none of the Parent or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Parent or any of the Subsidiaries makes (or within the preceding six years has made) a contribution and in which any employee of the Parent or of any Subsidiary is or has ever been a participant. With respect to such plans, the Parent and each Subsidiary is in compliance with all applicable provisions of ERISA, except where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (y) Each of the Parent and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (z) None of the Parent or the Subsidiaries is, or immediately after the sale of the Notes to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

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                                      -11-

          (aa) The Notes, the Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (bb) No holder of securities of the Parent or any Subsidiary (other than a holder of Notes, Exchange Notes or Private Exchange Notes) will be entitled to have such securities registered under the registration statements required to be filed by the Parent and the Guarantors pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (cc) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of each of the Parent and the Subsidiaries (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of the Parent or the Subsidiaries (each on a consolidated basis) is, nor will any of the Parent or the Subsidiaries (each on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (dd) None of the Parent, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the covenants set forth in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (ee) No securities of the Parent or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (ff) None of the Parent or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

          (gg) None of the Parent, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("REGULATION S")) with respect to the Securities; the Parent, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Parent or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Parent and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

          3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers, jointly and severally, agree to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on SCHEDULE 1 hereto from the Issuers at 97.00% of their principal amount. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Issuers at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Issuers shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Securities shall be made at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York at 9:00 A.M., New York time, on May 23, 2003, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Issuers will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

          4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5. COVENANTS OF THE ISSUERS AND THE GUARANTORS. The Issuers and each of the Guarantors covenants and agrees with each of the Initial Purchasers that:

          (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

          (b) The Issuers and the Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; PROVIDED, HOWEVER, that in connection therewith, neither the Issuers nor any of the Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of $1,000 in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of all of the Securities or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Issuers will, without charge, promptly provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) The Issuers will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) Until the second anniversary of the Closing Date, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Parent or the Issuers to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Parent or the Issuers with the Commission or any national securities exchange on which any class of securities of the Issuers may be listed.

          (g) Prior to the Closing Date, the Issuers will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Parent and the Subsidiaries for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) None of the Parent, the Subsidiaries or any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that could reasonably be expected to be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

          (i) The Parent will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Securities remain outstanding, the Issuers will make available at their expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Parent or the Issuers is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Issuers will use its best efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the NASD's Portal Market (the "PORTAL MARKET") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (l) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) the Issuers will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          6. EXPENSES. The Issuers and each of the Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to
Section 11 or 12 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Parent or the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities,
(v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the "roadshow" and any other meetings with prospective investors in the Securities,
(vii) fees and expenses of the Trustee including fees and expenses of counsel,
(viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the Portal Market and (ix) any fees charged by investment rating agencies for the rating of the Securities; PROVIDED, HOWEVER, that except as expressly provided in this Section 6, the Initial Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers or the Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions to be satisfied by the Issuers and the Guarantors hereunder have been satisfied in accordance herewith), the Issuers and the Guarantors, jointly and severally, agree to promptly reimburse the Initial Purchasers upon demand for all reasonable and documented out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

          7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Schulte Roth & Zabel LLP, counsel for the Issuers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, substantially to the effect that:

              (i) Each of the Issuers and Guarantors is validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate or limited liability company power and authority to own its properties and to conduct its business as described in the Final Memorandum. Relying solely on good standing certificates issued by the secretaries of state, each Issuer and Guarantor is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in the jurisdictions set forth opposite their respective names on a schedule annexed to such opinion as of the dates set forth on such schedule.

             (ii) Based solely on such counsel's review of the membership interest transfer ledger of the Parent, the Parent has the issued and outstanding capitalization set forth in the first paragraph under the heading "Security Ownership of Certain Beneficial Owners and Management" in the Final Memorandum; all of the outstanding equity interests of the Issuers and the Guarantors reflected in the stock or membership interest transfer ledgers of the Issuers and the Guarantors have been validly issued, and are fully paid and nonassessable and, to the knowledge of such counsel, were not issued in violation of any contractual preemptive or similar rights; except as disclosed in the Final Memorandum, based solely on such counsel's review of the membership interest transfer ledger or stock transfer ledger of the Issuers and the Subsidiary Guarantors, as applicable, all of the outstanding equity interests of the Issuers and the Subsidiary Guarantors are owned of record, directly or indirectly, by the Parent, and, to such counsel's knowledge, other than a pledge of the outstanding equity interests of the Issuers and the Guarantors to the lenders under the Amendment to the Credit Agreement, free and clear of all perfected security interests.

            (iii) Except as set forth in the Final Memorandum, to the knowledge of such counsel (A) no options, warrants or other rights to purchase from any Issuer or Guarantor shares of capital stock or membership interests in any such Issuers or Guarantor are outstanding,
          (B) no agreements or other obligations to issue, or other rights to convert any obligation into, or exchange any securities for, capital stock or membership interests in any Issuer or Guarantor are outstanding and (C) no holder of securities of any Issuer or Guarantor (other than a holder of Notes, Exchange Notes or Private Exchange Notes) is entitled to have such securities registered under a registration statement filed by the Issuers pursuant to the Registration Rights Agreement.

             (iv) Each of the Issuers and the Guarantors has all requisite corporate or limited liability company power and authority to execute and deliver and perform its obligations under the Indenture, the Notes, the Exchange Notes and the Private Exchange Notes; the Indenture complies as to form in all material respects with the requirements of the TIA; the Indenture has been duly and validly authorized, executed and delivered by the Issuers and the Guarantors and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the valid and legally binding agreement of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

              (v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Issuers and, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

             (vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Issuers, and, when duly executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture, and enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

            (vii) The Guarantees are in the form contemplated by the Indenture. The Guarantees have been duly and validly authorized executed and delivered by each of the Guarantors and, when the Notes are authenticated by the Trustee in accordance with the provisions of the Indenture, (a) the Guarantees and (b) the guarantees of the Exchange Notes and the Private Exchange Notes will have been duly and validly authorized by each of the Guarantors and when duly executed and delivered by the Guarantors (in accordance with the terms of the Indenture, and when the Exchange Notes or the Private Exchange Notes, as the case may be, are authenticated by the Trustee in accordance with the provisions of the Indenture), in each case (a) and (b), will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

           (viii) Each of the Issuers and the Guarantors has all requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and the Guarantors and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes the valid and legally binding agreement of each of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to
          (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

             (ix) Each of the Issuers and the Guarantors has all requisite corporate and/or other limited liability company power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Issuers and the Guarantors of the transactions contemplated hereby have been duly and validly authorized by the Issuers and the Guarantors. This Agreement has been duly executed and delivered by the Issuers and the Guarantors.

              (x) The statements under the captions "Description of Certain Indebtedness," "Description of the Notes," and "Exchange Offer; Registration Rights" in the Final Memorandum insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects such legal matters, documents and proceedings, and the statements made in the Final Memorandum under the heading "Certain United States Federal Income Tax Considerations," insofar as such statements summarize certain federal income tax laws of the United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment in the Notes.

             (xi) To the knowledge of such counsel, except as described in the Final Memorandum, no legal or governmental proceedings are pending or threatened that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes hereunder or the consummation of the other transactions described in the Final Memorandum under the caption "Use of Proceeds."

            (xii) The execution, delivery and performance by each Issuer and Guarantor of this Agreement, the Indenture, the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) after giving effect to the effectiveness of the Amendment annexed to such opinion and the application of the proceeds from the issuance and sale of the Notes as described in the Final Memorandum, the terms or provisions of any Contract listed on a schedule reasonably acceptable to the Initial Purchasers, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws, certificate of formation or operating agreement, as applicable, of any Issuer or Guarantor, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation known to and believed by such counsel to be normally applicable to transactions of the type contemplated by this Agreement, the Indenture and the Registration Rights Agreement, except for any such conflict, breach, default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (xiii) No consent, approval, authorization or order of any governmental authority is required for the issuance and sale by the Issuers of the Notes to the Initial Purchasers or the consummation by the Issuers of the other transactions contemplated hereby, except such as may be required under Blue Sky or state securities laws, as to which such counsel need express no opinion, and those which have previously been obtained.

            (xiv) After giving effect to the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds"), none of the Parent, the Issuers or the Subsidiary Guarantors is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

             (xv) No registration under the Act of the Securities is required in connection with the sale of the Notes to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Notes in the initial resale thereof are qualified institutional buyers ("QIBs") as defined in Rule 144A promulgated under the Act or (B) that the offer or sale of the Notes is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Issuers and the Guarantors contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in
          Section 8 hereof.

            (xvi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          The opinion of Schulte Roth & Zabel LLP may be subject to customary exceptions, assumptions and qualifications reasonably acceptable to the Initial Purchasers. At the time the foregoing opinion is delivered, Schulte Roth & Zabel LLP shall additionally state that it has participated in conferences with officers and other representatives of the Parent and the Issuers, representatives of the independent public accountants for the Parent and the Issuers, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except to the extent specified in subsection 7(a)(x)), no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Company's books and records included in the Final Memorandum). The opinion of Schulte Roth & Zabel LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

          References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchasers shall have received from the Independent Accountant a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          (d) The representations and warranties of the Issuers and the Guarantors contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Issuers' and the Guarantors' officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no in-formation shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (e) The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Parent or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (g) The Initial Purchasers shall have received a certificate of the Issuers and the Guarantors, dated the Closing Date, signed on behalf of the Company and the Guarantors by its Chairman of the Board, Chief Executive Officer, President or any Senior Vice President and the Chief Financial Officer (and with respect to AASC, the Chief Executive Officer and the Assistant Treasurer), to the effect that:

              (i) The representations and warranties of the Issuers and the Guarantors contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Issuers and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

             (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

            (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

          (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuers and the Guarantors and such agreement shall be in full force and effect at all times from and after the Closing Date subject to the terms and conditions contained therein.

          (i) On or prior to the Closing Date, the Issuers and the Guarantors shall have executed and delivered the Amendment, in form and substance satisfactory to counsel for the Initial Purchasers.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Parent and the Subsidiaries as they shall have heretofore reasonably requested from the Parent.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. (a) Each of the Initial Purchasers agrees with the Issuers and the Guarantors (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("NON-U.S. PURCHASERS," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration re-quirements of the Act; and (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

          Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

          9. INDEMNIFICATION AND CONTRIBUTION. (a) The Issuers and each of the Guarantors agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement made by the Issuers or the Guarantors in Section 2 hereof;

           (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

          (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this
Section 9 will be in addition to any liability that the Issuers and the Guarantors may otherwise have to the indemnified parties. The Issuers and the Guarantors shall not be liable under this Section 9 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld. In addition the Issuers and the Guarantors will not be liable to any Initial Purchaser or any person controlling such Initial Purchaser with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Notes from such Initial Purchaser but was not sent or given a copy of the Final Memorandum (as amended or supplemented) in any case where such delivery of the Final Memorandum (as amended or supplemented) was required by the Act, unless such failure to deliver the Final Memorandum (as amended or supplemented) was a result of noncompliance by the Issuers and the Guarantors with Section 5 hereof.

          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers and the Guarantors, their directors and managers, as applicable, their officers and each person, if any, who controls the Issuers or any Guarantor within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers, the Guarantors or any such director, manager, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Issuers by such Initial Purchaser through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers, the Guarantors or any such director, manager, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Issuers and the Guarantors shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c)      Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (in addition to one local counsel in any jurisdiction) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers or the Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such in-demnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers and the Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director or manager of the Issuers or any Guarantor, each officer of the Issuers or any Guarantor and each person, if any, who controls the Issuers or any Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.

          10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, the Guarantors, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, the Guarantors, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in
Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10, 15 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. DEFAULT BY AN INITIAL PURCHASER. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in SCHEDULE 1 hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the total aggregate amount of Securities set forth in SCHEDULE 1 hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuers except as provided in Section 10 hereof. In the event of a default by any Initial Purchaser as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchasers shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuers or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

          12. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given prior to the Closing Date in the event that the Issuers and the Guarantors shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto (other than solely as a result of any failure of any Initial Purchaser to perform its obligations hereunder) or, if at or prior to the Closing Date:

            (i) any of the Parent or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Parent or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

           (ii) trading in securities of the Issuers or in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

          (iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States

           (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

            (v) any securities of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b)      Termination of this Agreement pursuant to Section 11 or this
Section 12 shall be without liability of any party to any other party except as provided in Section 10 hereof.

          13. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The statements set forth in the last paragraph on the front cover page and in the third sentence of the third para-graph and the third sentence of the fifth paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

          14. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention:
Corporate Finance Department, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro; if sent to the Issuers, shall be mailed or delivered to the Issuers at Sterling Town Center, 12900 Hall Road, Suite 200, Sterling Heights, Michigan 48313 Attention:
Chief Financial Officer, with a copy to Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, Attention: Michael R. Littenberg, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          15. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers, the Guarantors and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers and the Guarantors contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers and Guarantors, their respective officers and any person or persons who control the Issuers or any of the Guarantors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

          16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers, the Guarantors and the Initial Purchasers.

                                                 Very truly yours,

                                                 ADVANCED ACCESSORY SYSTEMS, LLC


                                                 By:   /s/ Barry Steele
                                                     ---------------------------
                                                     Name: Barry Steele
                                                     Title: Secretary


                                                 AAS CAPITAL CORPORATION


                                                 By:   /s/ Barry Steele
                                                       -------------------------
                                                     Name: Barry Steele
                                                     Title: Chairman


                                                 CHAAS ACQUISITIONS, LLC


                                                 By:   /s/ Barry Steele
                                                     ---------------------------
                                                     Name: Barry Steele
                                                     Title:


                                                 AAS ACQUISITIONS, LLC


                                                 By:   /s/ Marcel Fournier
                                                     ---------------------------
                                                     Name: Marcel Fournier
                                                     Title: President

                                                 VALLEY INDUSTRIES, LLC


                                                 By:   /s/ Barry Steele
                                                     ---------------------------
                                                     Name: Barry Steele
                                                     Title: Secretary


                                                 VALTEK LLC


                                                 By:   /s/ Barry Steele
                                                       -------------------------
                                                     Name: Barry Steele
                                                     Title: Secretary


                                                 SPORTRACK, LLC


                                                 By:   /s/ Barry Steele
                                                       -------------------------
                                                     Name: Barry Steele
                                                     Title: Secretary

The foregoing Agreement is hereby conf-
irmed and accepted as of the date first
above written.


DEUTSCHE BANK SECURITIES INC.
CREDIT SUISSE FIRST BOSTON LLC

By: Deutsche Bank Securities Inc.


By:    /s/ Edwin E. Roland
     ---------------------------
     Name: Edwin Roland
     Title: Director


By:    /s/ Catherine Madigan
       -------------------------
     Name: Catherine Madigan
     Title: Managing Director

                                                                      SCHEDULE 1

                                                                   PRINCIPAL
                                                                   AMOUNT OF
INITIAL PURCHASER                                                  NOTES
-----------------                                                  -------------
Deutsche Bank Securities Inc..................................     $ 105,000,000

Credit Suisse First Boston LLC ...............................     $  45,000,000

     Total                                                         $ 150,000,000
                                                                   =============

                                                                      SCHEDULE 2

                           SUBSIDIARIES OF THE PARENT

                                                         JURISDICTION OF
NAME                                                     INCORPORATION/FORMATION
--------------------------------------------------------------------------------
AAS Acquisitions, LLC                                    Delaware
Brink Nordisk Holdings ApS                               Denmark
CHAAS Holdings B.V.                                      Netherlands
CHAAS Holdings II B.V.                                   Netherlands
CHAAS Holdings III B.V.                                  Netherlands
Advanced Accessory Systems, LLC                          Delaware
SportRack, LLC                                           Delaware
Valley Industries, LLC                                   Delaware
Valtek, LLC (Delaware)                                   Delaware
AAS Capital Corporation                                  Delaware
SportRack Accessories Inc.                               Canada
Nomadic Sport Inc                                        Netherlands
Brink International B.V                                  Netherlands
Brink B.V.                                               Netherlands
Brink Trekhaken B.V.                                     Sweden
Brink Sverige AB                                         France
Brink France S.a.r.L.                                    France
Societe Francaise d'Equipements et d'Accessoires SA      France
SCI L'Elmontaise,                                        France
Ellebi s.r.l                                             Italy
Brink U.K. Limited                                       U.K.
Towforce UK Limited (currently dormant)                  U.K.
Nordisk Komponent Holding A/S                            Denmark
Brink A/S                                                Denmark
Brink Polska Sp z.o.o.                                   Poland
SportRack GmbH                                           Germany
SportRack s.r.o.                                         Czech Republic
SportRack Iberica Automotive, S.L. Unipersonal           Spain